UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 11, 2008 (July 8, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events (Legal Proceedings).

Citizens Against Casino Gaming in Erie County v. Kempthorne (WDNY)

As previously reported, on July 12, 2007 Citizens Against Casino Gambling in Erie County filed a second action in the United States District Court, Western District of New York against the United States Department of Interior, the National Indian Gaming Commission (“NIGC”) and two individuals in their official capacities as Secretary of the Interior and Chairman of the NIGC, respectively.

The action sought declaratory and injunctive relief under the Administrative Procedure Act, the Declaratory Judgments Act, and the Indian Gaming Regulatory Act (“IGRA”) and was principally directed at the decisions and actions of the defendants in approving an amendment to the Seneca Nation of Indians’ Class III gaming ordinance (amended to address gaming on the Nation’s Buffalo Creek Territory), and the Indian land opinion issued by the Chairman of the NIGC relative to that approval.  The plaintiffs claimed that the defendants had failed to comply with federal law and requested that the Court take numerous actions including declaring that the lands acquired by the Nation pursuant to the Seneca Nation Land Claims Settlement Act (“SNLCSA”) are not Indian lands within the meaning of the IGRA.

Plaintiffs moved for summary judgment and defendants moved to dismiss.  Neither the Nation nor SGC is party to this action.  The Nation filed an amicus brief on the “Indian lands” issues.

On July 8, 2008, the Court issued its decision and order finding (a) that the NIGC’s determination that the Nation’s Buffalo Creek Territory is “Indian country” was in accord with Congress’ intent in enacting the SNLCSA, and (b) that the NIGC’s July 2, 2007 determination that the Nation’s Buffalo Creek Territory is gaming-eligible land pursuant to the IGRA’s settlement of a land claim exception is arbitrary, capricious, and not in accordance with the law.

The Court’s decision does not provide for injunctive relief.  Moreover, such decision is subject to a motion to reconsider and an appeal.  Any decision to file a motion for reconsideration or an appeal rests with the U.S. Justice Department.  At this time, SGC intends to continue its operations at the Seneca Buffalo Creek Casino.

A copy of the Court’s decision and order is attached to this Current Report as Exhibit 99.1.

Conference Call

The Chairman of the Board Barry E. Snyder, Sr. and members of Seneca Gaming Corporation senior management will host a conference call for investors and other members of the financial community on Wednesday, July 16, 2008 at 11:00 AM EDT to discuss certain matters related to this legal proceeding.  Interested parties may participate in this call by dialing 800-895-0231, pass code SENECA.  A rebroadcast of this conference call will be available for 14 days by dialing 800-723-0498, pass code SENECA.

Contact:  David Sheridan, Chief Financial Officer for additional information at 716-501-2010.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Decision and Order, 07-CV-0451S, dated July 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: July 11, 2008		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

99.1	Decision and Order, 07-CV-0451S, dated July 8, 2008.